Exhibit 10.5


   [Lease for premises at 394 Elizabeth Avenue, Somerset, New Jersey  08873]


                      SKW REAL ESTATE LIMITED PARTNERSHIP
                       1650 Tysons Boulevard, 4th Floor
                            McLean, Virginia 22102

                              December 1, 1996




Emcore Corporation
394 Elizabeth Avenue
Somerset, New Jersey 08873

                    Re:  The Drew Building
                           394 Elizabeth Avenue
                           a/k/a 720 Elizabeth Avenue
                           a/k/a 394 Elizabeth Avenue
                           Somerset, New Jersey
                           Franklin Township, Somerset County
                           Block 528.05, Lot 19.25

Ladies and Gentlemen:

          Reference is hereby made to that lease of the Premises commencing November 1, 1992 between our predecessor-in-interest, New Jersey National Bank, and you, as the Tenant, amended by those certain letter agreements dated March 31, 1995 and January 29, 1996 (collectively the "Lease"). The Landlord and Tenant have agreed to modify the terms of the Lease as set forth herein. All capitalized terms used herein not defined herein shall have the meanings ascribed to them in the Lease.

          a) Paragraph 1(c) is hereby modified to provide that the Premises is 74,850 square feet (37,010 square feet as per letter agreement dated March 31, 1995, plus 11,842 square feet of initial expansion space as per a letter agreement dated January 29, 1996 plus 25,998 square feet as per this letter agreement). The Premises now constitute the entire building -- 100% thereof. This percentage shall be used in all applicable prorations referenced in the Lease. Accordingly, as of the possession date (defined below) of the Expansion Space (as defined below), Tenant shall be liable for all of the real estate taxes and all Expense Rent (without reference to any Expense Base Year) relating to the Property. Landlord shall have no liability whatsoever for any repairs or maintenance of any portion of the Property or the Premises except for roof repair or replacement and the structural aspects of the Property, provided that the damage thereto shall not have been or caused by the negligence or deliberate acts of Tenant, or its agents, servants, employees, guest or invitees, in which event, the same shall be repaired by Tenant at
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Tenant's sole cost and expense.  The new space being added to the Premises
(the "Expansion Space") is the cross-hatched area shown on EXHIBIT I annexed hereto.

          b) Paragraphs 1 (e) and 49 of the Lease are modified to provide that the Fixed Rental is $533,762.70 per year, $44,480.23 per month).
          c)   With respect to the Expansion Space:

               1) The possession date thereof shall be the date Tenant or its counsel receives a copy of this letter agreement signed by all parties hereto.

               2) The Expansion Space shall be delivered totally "as-is" to the Tenant. The Landlord shall not be required to make any improvements thereto except as expressly set forth herein, nor shall Landlord be required to demolish any existing walls or other structures therein.

               3) Tenant shall be entitled to an abatement of Fixed Rental relating to the Expansion Space ($13,540.63) for a period of one (1) month from its possession date (i.e., for this one (1) month abatement period, the Fixed Rental shall remain in the same amount as it was immediately prior to Tenant's possession of the Expansion Space -- $30,939.60), provided, however, that the abatement of Fixed Rental provided for in this Lease is conditioned upon Tenant's full and timely performance of all of its obligations under the Lease during the abatement period.

               4) As soon as practicable, Tenant shall deliver to Landlord detailed plans and specifications for the construction of the improvements the Tenant proposes to construct in the Expansion Space. Landlord's approval of such plans and specifications shall not be unreasonably withheld or delayed provided that such plans and specifications comply with all laws, rules and regulations and are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner. As used herein, "Working Drawings" shall mean the final drawings approved by the Landlord and the "Work" shall mean all improvements to be constructed in accordance with the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any law and shall merely be the consent of the Landlord thereto. Any and all changes in the Work must receive the prior written consent of the Landlord which will not be unreasonably withheld. All contractors and subcontractors performing the Work shall be required to procure and maintain insurance against such risks, and in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before any Work is to be commenced. The Work shall be performed in a good and workmanlike manner, free of defects and shall strictly conform with the Working Drawings. The entire cost of performing the Work (the "Total Construction Cost") shall be paid by Tenant.
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          d)   With respect to a New HVAC units to be installed for the
Expansion Space, Landlord shall be responsible for the first $108,000 of the cost of such units and installation thereof and Tenant shall be liable for any such costs in the excess of said sum. The HVAC units and the installation thereof shall be subject to the Landlord's prior approval which approval will not be unreasonably withheld or delayed.
          e) Upon execution hereof by both parties, the Tenant shall have the right to expand the existing elevated concrete storage pad and to construct a concrete pad for the storage of liquid nitrogen tanks (in accordance with EXHIBIT 2 annexed hereto) in strict accordance with all applicable governmental laws, rules, regulation and ordinances.

          f) Tenant shall deliver to Landlord, simultaneously herewith, and within ninety (90) days after the end of each of its fiscal years during the term hereof, copies of its then current annual financial statements prepared by its regularly engaged independent certified public accountants.

          g) Tenant hereby confirms that it has no option to purchase, right of first refusal or any other agreement whatsoever with respect to the Property.

          h) The term "Lease" shall mean the Lease as amended and supplemented by this letter agreement. In all other respects, the Lease remains in full force and effect.

          If this letter agreement accurately and completely sets forth our understanding, please execute the extra copy hereof where indicated below and return same to the undersigned.

                         Very truly yours,
                         SKW REAL ESTATE
                         LIMITED PARTNERSHIP

                         By:  WSK GEN-PAR, INC.,
                              its General Partner

                              By:  /s/  Richard Schreiber
                                   RICHARD SCHREIBER
                                   Assistant Vice President

Agreed and accepted this
15th day of November, 1996.

EMCORE CORPORATION

By: /s/ Thomas G. Werthan
  THOMAS WERTHAN
  Vice President

cc:  Mr. Richard Madison, Newmark Partners, Inc.
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